News Release

Patrick Industries, Inc. Declares Quarterly Cash Dividend
ELKHART, IN, August 16, 2024 — Patrick Industries, Inc. (NASDAQ: PATK) today announced that on August 15, 2024, its Board of Directors (the "Board") declared a quarterly cash dividend on its common stock of $0.55 per share. The dividend is payable on September 9, 2024 to shareholders of record at the close of business on August 26, 2024.
About Patrick Industries, Inc.
Patrick (NASDAQ: PATK) is a leading component solutions provider serving the RV, Marine, Powersports and Housing markets. Since 1959, Patrick has empowered manufacturers and outdoor enthusiasts to achieve next-level recreation experiences. Our customer-focused approach brings together design, manufacturing, distribution, and transportation in a full solutions model that defines us as a trusted partner. Patrick is home to more than 85 leading brands, all united by a commitment to quality, customer service, and innovation. Headquartered in Elkhart, IN, Patrick employs approximately 10,000 skilled team members throughout the United States. For more information on Patrick, our brands, and products, please visit www.patrickind.com.
Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. In addition, future dividends are subject to Board approval. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made.

Contact:
Steve O'Hara
Vice President of Investor Relations
oharas@patrickind.com
574.294.7511